UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
June 12, 2008
(Date of earliest event reported)
HealthMarkets, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14953	75-2044750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9151 Boulevard 26, North Richland Hills, Texas	76180
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 255-5200
(former name and address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On June 12, 2008, HealthMarkets, LLC (“HealthMarkets”), a subsidiary of HealthMarkets, Inc. (the “Company”), entered into a definitive Agreement for Reinsurance and Purchase and Sale of Assets (the “Master Agreement”) pursuant to which Wilton Reassurance Company (“Wilton”) or its affiliates will acquire substantially all of the business of the Company’s life insurance division, operating through The Chesapeake Life Insurance Company, Mid-West National Life Insurance Company of Tennessee and The MEGA Life and Health Insurance Company (the “Ceding Companies”), and all of the Company’s 79% equity interest in each of U.S. Managers Life Insurance Company, Ltd. and Financial Services Reinsurance, Ltd. As part of the transaction, under the terms of the Coinsurance Agreements to be entered into with each of the Ceding Companies on or before the closing date, Wilton will, effective July 1, 2008, reinsure on a 100% coinsurance basis substantially all of the insurance policies associated with the Company’s life insurance division (the “Coinsured Policies”).
     Under the terms of the Coinsurance Agreements, the form of which is included as an exhibit to the Master Agreement, Wilton will assume responsibility for all insurance liabilities associated with the Coinsured Policies. The Ceding Companies will transfer to Wilton cash in an amount equal to the net statutory reserves and liabilities corresponding to the Coinsured Policies, which amount, as of March 31, 2008, was approximately $330.0 million. Following the closing, Wilton will be responsible for administration of the Coinsured Policies, subject to certain transition services to be provided by the Ceding Companies to Wilton.
     At the closing, the Company or the Ceding Companies will receive total consideration of approximately $140.0 million, subject to certain adjustments, including $134.5 million in aggregate ceding allowances with respect to the reinsurance of the Coinsured Policies. Under certain circumstances, the Master Agreement also provides for the payment of additional consideration to the Company following the closing based on the five year financial performance of the Coinsured Policies. The Company expects the reinsurance transaction to result in a pre-tax loss estimated to be between $5.0 million and $10.0 million, which will be considered in the Company’s second quarter deferred acquisition cost recoverability analysis.
     These transactions, which are subject to customary closing conditions, including the receipt of approvals by certain state insurance regulators and the receipt of certain other required consents, are expected to close in the fall of 2008. Subject to certain conditions, the Master Agreement may be terminated by either party if the closing has not occurred by November 30, 2008.
     In addition, on June 12, 2008, HealthMarkets entered into a definitive Stock Purchase Agreement (the “Stock Purchase Agreement “) pursuant to which Wilton will purchase the Company’s student loan funding vehicles and related student association, CFLD-I, Inc., UICI Funding Corp. 2 and The National Student Association, LLC. The Company will receive a purchase price based on the amount of cash and student loans held by UICI Funding Corp. 2 at the time of closing, subject to certain adjustments, which purchase price is estimated to be approximately $4.5 million. The Company expects the transactions contemplated by the Stock Purchase Agreement to result in a pre-tax loss estimated to be between $6.0 million and $9.0 million, which will be considered in the Company’s second quarter assessment of lower of cost or fair market value as a result of held for sale accounting. Wilton will fund student loans in accordance with the terms of the Coinsured Policies; provided, however, that Wilton will not be required to fund any student loan that would cause the aggregate par value of all such loans funded by Wilton, following the coinsurance effective date, to exceed $10.0 million.

     The closing of the transactions contemplated by the Stock Purchase Agreement is subject to customary closing conditions. Subject to certain conditions, the Stock Purchase Agreement will terminate upon the termination of the Master Agreement or may be terminated by either party if the closing has not occurred by March 31, 2009.
     For more information, please refer to the copy of the Master Agreement attached hereto as Exhibit 10.1 and the copy of the Stock Purchase Agreement attached hereto as Exhibit 10.2. The above descriptions of these agreements are qualified in their entirety by reference to these Exhibits.
     This Current Report on Form 8-K contains or may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, including statements regarding expected benefits, costs and charges associated with the transactions described above. Forward-looking statements are generally identified by use of the terms “anticipate,” “believe,” “estimate,” “expect,” “may,” “objective,” “plan,” “possible,” “potential,” “project,” “will” and similar expressions. Actual events or results may differ materially from those statements. For information about the factors that could cause such differences, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, including the information discussed under the caption “Item 1 Business”, “Item 1A. Risk Factors” and “Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as the Company’s various other filings with the Securities and Exchange Commission and other publicly disseminated written documents.

Item 2.05.	Costs Associated with Exit or Disposal Activities.
     In connection with the sale of its life insurance business, the Company expects to incur certain employee termination costs and sublease costs associated with its facility in Oklahoma City, Oklahoma. At present, these costs are not estimable. An estimate of the total amount or range of amounts expected to be incurred in connection with these matters will be disclosed at a later date.

Item 2.06.	Material Impairments.
     The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.06 by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

10.1	Agreement for Reinsurance and Purchase and Sale of Assets by and among The Chesapeake Life Insurance Company, Mid-West National Life Insurance Company of Tennessee, The MEGA Life and Health Insurance Company, HealthMarkets, LLC and Wilton Reassurance Company.

10.2	Stock Purchase Agreement by and among Wilton Reassurance Company and HealthMarkets, LLC.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HEALTHMARKETS, INC.
By:	/s/ Michael A. Colliflower
	Name:	Michael A. Colliflower
	Title:	Executive Vice President & General Counsel

Dated: June 18, 2008

Index to Exhibits

Exhibit Number	Exhibit Description

10.1	Agreement for Reinsurance and Purchase and Sale of Assets by and among The Chesapeake Life Insurance Company, Mid-West National Life Insurance Company of Tennessee, The MEGA Life and Health Insurance Company, HealthMarkets, LLC and Wilton Reassurance Company.

10.2	Stock Purchase Agreement by and among Wilton Reassurance Company and HealthMarkets, LLC.